EXHIBIT 99.1

Richard J. King

Senior Vice President, Corporate Communications

AMC Entertainment Inc.

(816) 221-4000

AMC Entertainment Inc. Fiscal Fourth Quarter, Year End Earnings Conference Call and Webcast At 9:00 A.M. CDT On

May 20

KANSAS CITY, Mo.—May 12, 2003--AMC Entertainment Inc. (AMEX: AEN) will conduct a conference call and slide presentation to discuss fiscal 2003 fourth quarter and year-end results and certain forward-looking information at 9:00 a.m. CDT on Tuesday, May 20, 2003.

Internet access to the call and supporting slides will be available through AMC’s website www.amctheatres.com.  The call can also be accessed by phone at (877) 307-8182, or (706) 634-8221 for international callers.  Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website and by phone through Tuesday, June 3, 2003.  The telephone replay can be accessed by calling (800) 642-1687, or (706) 645-9291 for international callers, and entering the conference ID number 9828682.

AMC is scheduled to release earnings earlier in the day on May 20, 2003.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry.  Through its circuit of AMC Theatres, the Company operates 239 theatres with 3,524 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain, Sweden and the United Kingdom.  Its Common Stock trades on the American Stock Exchange under the symbol AEN.  The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.